UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2007

Host America Corporation
(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423
(State or other jurisdiction of incorporation)	Commission File Number	IRS Employer Identification Number

Two Broadway Hamden, Connecticut		06518
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 248-4100

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.  Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On January 11, 2007, Host America Corporation (the “Company”) entered into a Modification Agreement (the “Agreement”) with investors holding outstanding Secured Promissory Notes (the “Notes”), which were to be due in full after 180 days of signing of the Notes on July, 5, 2006. The Agreement amends the Notes and related agreements entered into on July 5, 2006 as part of the private placement of $350,000 aggregate principal amount of secured promissory notes with individuals within the Company, including certain officers and directors. The Agreement extends the final maturity date of the Notes to January 5, 2008, and provides that all indebtedness owing by the Company to Shelter Island Opportunity Fund, LLC must be paid in full before any principal payments may be made under the Notes. The Modification Agreement is attached to this filing as Exhibit 99.1.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Modification Agreement dated January 11, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: January 11, 2007	By: /s/ David Murphy
David Murphy
Chief Financial Officer

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HOST AMERICA CORPORATION
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Modification Agreement dated January 11, 2007

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